Exhibit (c)(7)

Project Virgil – Due Diligence Summary Advisors Topic TPG Business / Commercial Request List Questions Bain TBD Submitted Open (incl. partial) Done Potential Expansion of Team 35 Open: 14 Critical: 12 21 60% --- • Likely not needed but could include: o S. Collins (Controller) o John Emrich (Sr Dir Acct) • Not started yet – post-bid workstream • Likely to require buyer QoE work • ~3 weeks to gather data and finalize, assuming no issues • Sales/Rev Ops: o Nate Liss (VP Rev Ops) o Matt McCammon Comments • Main focus to date for all buyers and management team • Majority of ground covered and a lot of data provided • Data and analysis-heavy questions with multiple follow-ups • Nearing completion of this workstream Financial Accounting TBD -- Open: -Critical: -- Tax TBD -- Open: -Critical: -- --- • E&Y • Cameron Ingram (Dir. Tax) • Not Started – Post-bid workstream • Can be cumbersome with multiple jurisdictions involved Technology / Cyber / AI 10 Open: 8 Critical: 0 2 20% • Sean White • Alan Fox • Manu Sood • Krish Shetty • Very little done on this topic with no involvement from West Monroe or EY Parthenon • Technical discussions and data requests that will require significant expertise from Virgil’s tech team Legal -- Open: -Critical: -- --- • Stacey Stone • Jen Sadoff • Not Started – Post-bid workstream • Public company disclosure is helpful • Likely ~2 weeks needed to complete 81 Open: 73 Critical: 20 8 10% • TBD based on questions & Dan’s preference • J. Feldman (COO) • Cameron White (SVP Cust) • Rajeev • Not Started – Post-bid workstream • Some questions already submitted and addressed as part of responses to other topics • Likely a couple of calls and supporting data required 6 Open: 4 Critical: 0 2 33% •TBD based on questions •Doug Anderson • Typical PE diligence likely to include a couple of additional topics with data requests and calls • Subject Matter Experts from Virgil will need to be involved Operations Others (HR, Prod., Insurance, etc.) 1 TBD TBD Restricted - External

Disclaimer The following pages contain material that was provided to the Board of Directors (the “Board”) of Virgil (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company[, the counterparty] and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company [and/or the counterparty, third party experts] or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company [and/or the counterparty, third party experts]. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Board (in their capacity as directors and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Board or any individual officer, director, shareholder or any other person. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company [and [the counterparty]] for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions. These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Neither Barclays Bank PLC, New York Branch nor Barclays Bank Delaware is responsible for the obligations of its affiliates. Copyright Barclays Bank PLC, 2025 (all rights reserved). Restricted - External